An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular, Subject To Completion

Dated August 20, 2018

JETBLACK CORP.

Up to 8,500,000 Shares

of Common Stock

$5,525,000

Jetblack Corp. (the “Company,” “we,” “us,” and “our”) is offering up to 8,000,000 shares of common stock for $0.65 per share, for gross proceeds to the Company of up to $5,200,000, before deduction of offering expenses, assuming all shares are sold. In addition, Daniel A. Goldin, our Chief Executive Officer and sole director (the “Selling Stockholder” when referring to his capacity as a selling security holder) is offering for sale a maximum of 500,000 shares of common stock at a fixed price of $0.65 per share for gross proceeds to the Selling Stockholder of up to $325,000. The Selling Stockholder will be entitled to keep all proceeds from the sale of his shares. There is no minimum aggregate offering amount, but we will impose a minimum purchase requirement of $5,000 per investor to participate in the offering, unless such minimum is waived by the Company in its sole discretion, which may be done on a case-by-case basis. We may sell significantly fewer shares of common stock than the maximum amount offered hereby. The gross proceeds of the offering will be deposited in an escrow account until we have completed a closing. At a closing, the proceeds will be distributed to the Company and the Selling Stockholder and the associated shares will be issued to investors. If there are no closings or if funds remain in the escrow account upon termination of this offering without any corresponding closing, the investments for this offering will be promptly returned to investors, without deduction and without interest. Prime Trust, LLC will serve as the escrow agent.

All shares will be offered on a “best efforts” basis. As there is no minimum offering, upon the approval of any subscription to this offering, the Company and the Selling Stockholder may immediately conduct a closing, deposit said proceeds into the bank account of the Company or Selling Stockholder, as applicable, and use the proceeds of such closing in accordance with the “Use of Proceeds” on page 20 and “Securities Being Offered” on page 30.

Shares offered by the Company will be sold by our directors and executive officers on behalf of the Company. We may also elect to engage licensed broker-dealers to act as sales agents in this offering. No sales agents have yet been engaged to sell shares. All shares will be offered on a “best-efforts” basis. Shares offered by the Selling Stockholder will be sold by the Selling Stockholder directly and the Company will not pay for any selling expenses of the Selling Stockholder.

We expect to commence the offering on the date on which the offering statement of which this offering circular is a part is qualified by the Securities and Exchange Commission (“SEC”) and will terminate one year thereafter or once all offered securities are sold, whichever occurs first. Notwithstanding the foregoing, the Company may extend the offering by an additional 90 days or terminate the offering at any time.

Our common stock is not now listed on any national securities exchange; however, our stock is quoted on the OTC Markets Group Inc.’s OTC Pink marketplace under the trading symbol “JTBK”. There is currently only a limited market for our securities. There is no guarantee that our securities will ever trade on any listed exchange or be quoted on the OTCQB or OTCQX marketplaces.

This offering is being made pursuant to Tier 1 of Regulation A following the “Offering Circular” disclosure format.

i

Title of each class of securities to be registered	Amount maximum to be registered	Price to public	Proposed maximum aggregate offering price	Commissions and discounts (1)	Proceeds to issuer (2)
Common Stock offered by the Company	8,000,000	$0.65	$5,200,000	$0	$5,200,000
Common Stock offered by the Selling Stockholder	500,000	$0.65	$325,000	$0	$0

(1)

We may offer shares through registered broker dealers, although at this time, we have not determined if we will require these services, and therefore have not selected such a selling agent.

(2)

We estimate that our total expenses for this offering will be $50,000.  See “Plan of Distribution.”

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on page 5.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

4949 SW Macadam Avenue, 2nd Floor, Suite 84

Portland, Oregon 97239

(888) 611-5825; www.jetblackcorp.com

Offering Circular Date: August      , 2018

ii

iii

USE OF MARKET AND INDUSTRY DATA

This offering circular includes market and industry data that we have obtained  from third-party sources, including industry publications, as well as industry data prepared  by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions  relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this offering circular are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this offering circular or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this offering circular to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this offering circular.

Solely for convenience, we refer to our trademarks in this offering circular without the ® or the ™ or symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our own trademarks. Other service marks, trademarks and trade names referred to in this offering circular, if any, are the property of their respective owners, although for presentational convenience we may not use the ® or the ™ symbols to identify such trademarks.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary Information,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this offering circular constitute forward-looking statements.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements  by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements.  The cautionary statements set forth in this offering circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements.  These factors include, among other things:

•

The speculative nature of the business we intend to develop;

•

Our ability to maintain and grow our user base and user engagement;

•

Our dependence upon external sources for the financing of our operations;

•

Our ability to effectively execute our business plan;

•

Our ability to manage our expansion, growth and operating expenses;

•

Our ability to finance our businesses;

•

Our ability to promote our businesses;

•

Our ability to compete and succeed in highly competitive and evolving businesses;

•

Our ability to respond and adapt to changes in technology and customer behavior; and

•

Our ability to develop, maintain, enhance and protect intellectual property and brands.

Although the forward-looking statements in this offering circular are based on our beliefs, assumptions and expectations,  taking into account all information currently available to us, we cannot guarantee  future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations  reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this offering circular or otherwise make public statements updating our forward-looking statements.

SUMMARY INFORMATION

This summary highlights some of the information in this offering circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire offering circular, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” refer to Jetblack Corp.

The Company

Jetblack Corp. is focused on building and developing Gabbb, a social networking platform. Gabbb intends to offer a unique combination of social media, the ability to offer most, if not all, business/professional services in addition to products, and the ability to advertise, communicate, network, schedule, request, and initiate transactions all in one place.

In addition to its initial web application, Gabbb.com, a Gabbb app became available for iOS in April 2018 via the Apple App Store and for Android in March 2018 via the Google Play Store. Gabbb is in beta testing, and intends to provide users the ability to offer their professional services and/ or products through the platform, with features such as:

•

Built-in scheduler to book and track services;

•

Customizable landing page that will allow users to post pictures, videos and files for the promotion and advertising of their services;

•

System for customers to leave reviews on services;

•

Payment portal powered by Stripe; and

•

Private messaging application.

Going Concern

Our financial statements appearing elsewhere in this offering circular have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is contingent upon its ability to raise additional capital as required. During the period from June 20, 2016 (the date on which Mr. Goldin was appointed CEO and the Company commenced its present operations) through March 31, 2018, the Company incurred net losses of $224,955.26. Initially, we intend to finance our operations through equity and debt financings.

Corporate Information

Our principal executive offices are located at 4949 SW Macadam Avenue, 2nd Floor, Suite 84, Portland, Oregon 97239. Our telephone is (888) 611-5825. The address of our website is www.jetblackcorp.com. Information contained on or accessible through our website is not a part of this offering circular and should not be relied upon in determining whether to make an investment decision.

The Company is currently authorized to issue a total of 1,350,000,000 shares of common stock with a par value of $0.001. As of August 16, 2018, the Company had 615,422,000 shares of common stock outstanding.

The Company’s securities are currently quoted on the OTC Markets Group Inc.’s OTC Pink marketplace under the symbol “JTBK.”

The Offering

Issuer in this Offering:	Jetblack Corp.

Securities offered:	Common stock

Common Stock to be outstanding before this Offering:	615,422,000

Common Stock to be outstanding after this Offering:	623,422,000 shares, assuming the maximum amount of shares are sold.

Price per share:	$0.65

Maximum Offering amount:

$5,525,000, assuming the maximum amount of shares are sold by the Company and the Selling Stockholder. The minimum investment established for each investor is $5,000, unless such minimum is waived by the Company in its sole discretion, which may be done on a case-by-case basis. There is no minimum aggregate offering amount, and we may sell significantly fewer shares than the maximum amount offered hereby.

Use of proceeds:

We estimate that the net proceeds to us from this offering, after deducting fees and estimated offering expenses, will be approximately $5,150,000, assuming the maximum amount of shares offered by us are sold.

The Selling Stockholder is entitled to keep all proceeds for his sale of shares. We will not pay for any selling expenses of the Selling Stockholder.

We intend to use substantially all of such net proceeds from this offering for general working capital purposes and to repay certain debts of the Company, as described in this offering circular. We have not specifically allocated the amount of net proceeds to us that will be used for these purposes, and our management will have broad discretion over how these proceeds are used. For additional information, see “Use of Proceeds.”

Dividend policy:

Holders of our common stock are only entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for dividends. We do not intend to pay dividends for the foreseeable future. Our ability to pay dividends to our stockholders in the future will depend on regulatory restrictions, liquidity and capital requirements, our earnings and financial condition, the general economic climate, contractual restrictions, our ability to service any equity or debt obligations senior to our common stock and other factors deemed relevant by our board of directors. For additional information, see “Dividend Policy.”

Risk factors:	Investing in our common stock involves risks. See “Risk Factors” for a discussion of certain factors that you should carefully consider before making an investment decision.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

RISK FACTORS

In addition to the other information provided in this offering circular, we are subject to a number of risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition, results of operations, cash flows and prospects.  You should carefully consider the risks discussed in this section in evaluating our business and before purchasing any of our common stock.

Risks Related to our Business

We lack a significant operating history and will incur losses in the future. As a result, we may have to suspend or cease operations.

We incurred a net loss of $189,368.26 for the year ended December 31, 2017, and may continue to incur losses in the future. Further losses are anticipated in the development of our business especially since we are taking on the expenses of maintaining a public company. Failure to generate revenues that exceed our expenses will eventually cause us to suspend or cease operations.

We may need additional capital which we may not be able to obtain on acceptable terms. Any inability to raise additional capital when needed could adversely affect our ability to grow.

Our future capital requirements depend on a number of factors, including our ability to increase our revenues. If we are to substantially grow, it is likely we will need to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of equity securities in private or public transactions. If we raise additional capital through the issuance of debt, this will result in interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our existing stockholders will be reduced and those stockholders will experience dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that acceptable financing can be obtained on suitable terms, if at all.

We may not be able to raise additional capital in the future.

We may need to obtain additional financing to fund our business, and we cannot assure you that such financing will be available in amounts or on terms acceptable to us, or at all. The current recessionary global market and economic conditions, as well as the continuing difficulties in the credit and capital markets, may make it even more difficult for companies to obtain additional financing in the future or refinance their obligations, particularly for companies with a credit profile similar to ours. If we raise funds by incurring further debt, our operations and finances may become subject to further restrictions and we may be required to limit or cease our operations or capital expenditure activities, or otherwise modify our business strategy. If we fail to comply with financial or other covenants required in connection with any such financing or refinancing, our lenders may be able to exercise remedies that could substantially impair our ability to operate or have a material adverse effect on our results of operations or financial condition.

We cannot predict when or if we will produce revenues.

We have not generated any revenue to date from operations. In order for us to continue with our plans and open our business, we must raise capital. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this raise. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business.

Because our chief executive officer and sole director will own more than 50% of our voting power, he will retain control of us and will be able to decide who will be directors and you will not be able to elect any directors which could decrease the price and marketability of the shares of common stock you own.

Even if all 8,500,000 shares of common stock offered hereby are sold, our Chief Executive Officer and sole director, Daniel Goldin, will be able to control the Company as the majority stockholders of the Company. As a result, after completion of this offering, regardless of the number of shares we sell, our current officers and director will be able to elect all of our directors and control our operations.

The loss of key personnel or the inability of replacements to quickly and successfully perform in their new roles could adversely affect our business.

We depend on the leadership and experience of our key executive and sole director, Daniel Goldin. Mr. Goldin functions as our sole director and executive officer, and as such, we are entirely dependent upon him to conduct our operations. We do not have key man insurance. If Mr. Goldin resigns or dies, there could be a substantial negative impact upon our operations. If that should occur, until we find other qualified candidates to become officers and/or directors to conduct our operations, we may have to suspend our operations or cease operating entirely. In that event, it is possible you could lose your entire investment.

Furthermore, if we lose or terminate the services of one or more of our key employees or if one or more of our current or former executives or key employees joins a competitor or otherwise competes with us, it could impair our business and our ability to successfully implement our business plan. Additionally, if we are unable to hire qualified replacements for our executive and other key positions in a timely fashion, our ability to execute our business plan would be harmed. Even if we can quickly hire qualified replacements, we would expect to experience operational disruptions and inefficiencies during any transition. We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified personnel. There is a high level of competition for experienced, successful personnel in our industry. Our inability to meet our executive or development staffing requirements in the future could impair our growth and harm our business.

Our management has no prior experience in managing and operating a public company. Any failure to comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our management has no prior experience managing and operating a public company and will rely in many instances on the professional experience and advice of third parties, including our attorneys and accountants. As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices. Failure to comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in developing of an active and liquid trading market for our common stock. To the extent that the market place perceives that we do not have a strong financial staff and financial controls, the market for, and price of, our stock may be impaired.

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

As we are conducting a Tier 1 offering pursuant to the exemption from registration under Regulation A, we are not required to have our financials audited by an accountant certified by the Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing our accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting in misstated financials statements.

Our financial statements may be materially affected if our estimates prove to be inaccurate as a result of our limited experience in making critical accounting estimates.

Financial statements prepared in accordance with GAAP require the use of estimates, judgments and assumptions that affect the reported amounts. Different estimates, judgments and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. These estimates, judgments and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required. In addition, because we have limited to no operating history and limited experience in making these estimates, judgments and assumptions, the risk of future charges to income may be greater than if we had more experience in these areas. Any such charges could significantly harm our business, financial condition, results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our business, financial condition and results of operations.

We are subject to the risks inherent in the creation of a new business.

We began pursuing our strategy of developing the Gabbb social media platform on June 20, 2016. Thus, we are effectively a new business and are subject to substantially all the risks inherent in the creation of a new business. As a result of its small size and capitalization and limited operating history, we are particularly susceptible to adverse effects of changing economic conditions and consumer tastes, competition, and other contingencies or events beyond our control. It may be more difficult for us to prepare for and respond to these types of risks and the risks described elsewhere herein than for a company with an established business and operating cash flow. If we are not able to manage these risks successfully, our operations could be negatively impacted. Due to changing circumstances, we may be forced to change dramatically, or even terminate, our planned operations.

Further, we have received no revenues from operations and have limited assets. We have yet to generate earnings and there can be no assurance that we will ever operate profitably. The Company has a limited operating history. Our success is significantly dependent on the successful building and development of our brand awareness. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If we are unable to execute our plans and grow our business, either as a result of the risks identified in this section or for any other reason, this failure would have a material adverse effect on our business, prospects, financial condition and results of operations. Risks for companies at our stage of development can include, but are not limited to:

•

Lack of sufficient financing;

•

Insufficient distribution channels;

•

Lack of market acceptance for your products or services; and

•

Competition from more established and better capitalized companies.

If we are unable to successfully grow our user base and further monetize our products, our business will suffer.

We have made, and are continuing to make, investments to enable users and advertisers to create compelling content and deliver advertising to our users. Existing and prospective Gabbb users and prospective advertisers may not be successful in creating content that leads to and maintains user engagement. We are continuously seeking to balance the objectives of our users and advertisers with our desire to provide an optimal user experience. We do not seek to monetize all of our products and we may not be successful in achieving a balance that continues to attract and retain users and advertisers. If we are not successful in our efforts to grow our user base or if we are unable to build and maintain good relations with our advertisers, our user growth and user engagement and our business may be seriously harmed. In addition, we may expend significant resources to launch new products that we are unable to monetize, which may seriously harm our business.

We may not be able to manage successfully our growth resulting in possible failure or flawed implementation of our business plan.

While we believe that our technology can be readily scaled to accommodate large or very large volume, we cannot be certain of that belief until such scaling occurs. In addition, significant growth will require more than marketing capabilities, capabilities such as its operating and financial procedures and controls, replacing or upgrading our operational, financial and management information systems and attracting, training, motivating, managing and retaining key employees. If our executives are unable to implement our business strategy and manage growth effectively, our business, results of operations and financial condition could be materially adversely affected.

Evolution and expansion of our electronic payment services may subject us to additional risks and regulatory requirements.

Currently, we use Stripe to process payments.  However, we intend to build out an international  professional services platform that will include payment processing services that may require more sophisticated technologies than those Stripe currently provides.  The evolution and expansion of our electronic payment services may subject us to additional risks and regulatory requirements, including laws and regulations governing money transmission and anti-money laundering. These requirements vary throughout the markets in which we operate, and several jurisdictions lack clarity in the application and interpretation of these rules. Our efforts to comply with these rules could require significant management time and effort, as well as significant expenditures, and will not guarantee our compliance with all regulatory requirements, especially given that the applicable regulatory frameworks are constantly changing and subject to evolving interpretation. While intend to maintain a compliance program focused on applicable laws and regulations throughout our applicable industries, there is no guarantee that we will not be subject to fines, penalties or other regulatory actions in one or more jurisdictions, or be required to adjust our business practices to accommodate future regulatory requirements.

We may not be able to adequately protect our intellectual property rights or may be accused of infringing intellectual property rights of third parties.

Currently, we do not have any trademark, copyright or patent registrations.  However, as a software development company, we regard our intellectual property as critical to our success, and we will rely on trademark and copyright law, trade secret protection, and confidentiality and/or license agreements with our employees and others to protect our proprietary rights. We may not be able to discover or determine the extent of any unauthorized use of our proprietary rights. Third parties may license our proprietary rights and may take actions that diminish the value of our proprietary rights or reputation. The protection of our intellectual property may require the expenditure of significant financial and managerial resources. Moreover, the steps we take to protect our intellectual property may not adequately protect our rights or prevent third parties from infringing or misappropriating our proprietary rights.

Our intellectual property rights may not be upheld if challenged. Such claims, if they are proved, could materially and adversely affect our business and may lead to the impairment of the amounts recorded for goodwill and other intangible assets. If we are unable to maintain the proprietary nature of our technologies, we may lose any competitive advantage provided by our intellectual property.

We and our customers and other users of our products may be subject to allegations that we or they or certain uses of our products infringe the intellectual property rights of third parties. The outcome of any litigation is inherently uncertain. Any intellectual property claims, with or without merit, could be time-consuming and expensive to resolve, could divert management attention from executing our business plan, and could require us or our customers or other users of our products to change business practices, pay monetary damages, or enter into licensing or similar arrangements. Any adverse determination related to intellectual property claims or litigation could be material to our business, financial condition, or results of operations.

A failure of one or more of our key information technology systems, networks, processes, associated sites, or service providers could have a negative impact on our business.

We rely on information technology (“IT”) systems, networks, and services, including internet sites, data hosting and processing facilities and tools, hardware (including laptops and mobile devices), software and technical applications and platforms, some of which are managed and hosted by third party vendors to assist us in the management of our business. The various uses of these IT systems, networks, and services include, but are not limited to: hosting our internal network and communication systems; enterprise resource planning; processing transactions; summarizing and reporting results of operations; business plans, and financial information; complying with regulatory, legal, or tax requirements; providing data security; and handling other processes necessary to manage our business. Although we have some offsite backup systems and a disaster recovery plan, any failure of our information systems could adversely impact our ability to operate. Routine maintenance or development of new information systems may result in systems failures, which may have a material adverse effect on our business, financial condition, or results of operations.

Increased IT security threats and more sophisticated cybercrime pose a potential risk to the security of our IT systems, networks, and services, as well as the confidentiality, availability, and integrity of our data. This can lead to outside parties having access to our privileged data or strategic information, our employees, or our customers. Any breach of our data security systems or failure of our information systems may have a material adverse impact on our business operations and financial results. If the IT systems, networks, or service providers we rely upon fail to function properly, or if we suffer a loss or disclosure of business or other sensitive information due to any number of causes, ranging from catastrophic events to power outages to security breaches, and our disaster recovery plans do not effectively address these failures on a timely basis, we may suffer interruptions in our ability to manage operations and reputational, competitive, or business harm, which may have a material adverse effect on our business, financial condition, or results of operations. In addition, such events could result in unauthorized disclosure of material confidential information, and we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our partners, our employees, customers, and suppliers. Although we maintain insurance coverage for various cybersecurity risks, in any of these events, we could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or to repair or replace networks and IT systems.

The Company depends on effectively operating with mobile operating systems, hardware, networks, regulations, and standards that we do not control. Changes in our products or to those operating systems, hardware, networks, regulations, or standards may seriously harm our user growth, retention, and engagement.

Because Gabbb will be used on mobile devices, the application must remain interoperable with popular mobile operating systems, Android and iOS, and related hardware, including but not limited to mobile-device cameras. The owners of such operating systems, Google and Apple, respectively, each provide consumers with products that compete with ours. We have no control over these operating systems or hardware, and any changes to these systems or hardware that degrade our products’ functionality, or give preferential treatment to competitive products, could seriously harm the Company’s usage on mobile devices. Our competitors that control the operating systems and related hardware our application runs on could make interoperability of our products with those mobile operating systems more difficult or display their competitive offerings more prominently than ours. We plan to continue to introduce new products regularly and have experienced that it takes time to optimize such products to function with these operating systems and hardware, impacting the popularity of such products, and we expect this trend to continue.

Moreover, our products require high-bandwidth data capabilities. If the costs of data usage increase or access to cellular networks is limited, our user growth, retention, and engagement may be seriously harmed. Additionally, to deliver high-quality video and other content over mobile cellular networks, our products must work well with a range of mobile technologies, systems, networks, regulations, and standards that we do not control. In particular, any future changes to the iOS or Android operating systems may impact the accessibility, speed, functionality, and other performance aspects of our products, which issues are likely to occur in the future from time to time. In addition, the adoption of any laws or regulations that adversely affect the growth, popularity, or use of the internet, including laws governing internet neutrality, could decrease the demand for our products and increase our cost of doing business. Additionally, as part of its Digital Single Market initiative, the European Union may impose network security, disability access, or 911-like obligations on “over-the-top” services such as those provided by us, which could increase our costs. If the FCC, Congress, the European Union, or the courts modify these open internet rules, mobile providers may be able to limit our users’ ability to access Gabbb or make Gabbb a less attractive alternative to our competitors’ applications. Were that to happen, our business would be seriously harmed.

We may not successfully cultivate relationships with key industry participants or develop products that operate effectively with these technologies, systems, networks, regulations, or standards. If it becomes more difficult for our users to access and use Gabbb on their mobile devices, if our users choose not to access or use Gabbb on their mobile devices, or if our users choose to use mobile products that do not offer access to Gabbb, our user growth, retention, and engagement could be seriously harmed.

Mobile malware, viruses, hacking and phishing attacks, spamming, and improper or illegal use of Gabbb could seriously harm our business and reputation.

Mobile malware, viruses, hacking, and phishing attacks have become more prevalent in our industry, and  may occur on our systems in the future. Although it is difficult to determine what, if any, harm may directly result from an interruption or attack, any failure to maintain performance, reliability, security, and availability of our products and technical infrastructure to the satisfaction of our users may seriously harm our reputation and our ability to retain existing users and attract new users.

In addition, spammers attempt to use our products to send targeted and untargeted spam messages to users, which may embarrass or annoy users and make our products less user friendly. We cannot be certain that the technologies that we have developed to repel spamming attacks will be able to eliminate all spam messages from our products. Our actions to combat spam may also require diversion of significant time and focus of our engineering team from improving our products. As a result of spamming activities, our users may use our products less or stop using them altogether, and result in continuing operational cost to us.

Similarly, terror and other criminal groups may use our products to promote their goals and encourage users to engage in terror and other illegal activities. We expect that as more people use our products, these groups will increasingly seek to misuse our products. Although we invest resources to combat these activities, including by suspending or terminating accounts we believe are violating our terms of use, we expect these groups will continue to seek ways to act inappropriately and illegally on Gabbb. Combating these groups requires our engineering team to divert significant time and focus from improving our products. In addition, we may not be able to control or stop Gabbb from becoming the preferred application of use by these groups, which may become public knowledge and seriously harm our reputation or lead to lawsuits or attention from regulators. If these activities occur on Gabbb, our reputation, user growth and user engagement, and operational cost structure could be seriously harmed.

Because we store, process, and use data, some of which contains personal information, we may be subject to complex and evolving federal, state, and foreign laws and regulations regarding privacy, data protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations, and declines in user growth, retention, or engagement, any of which could seriously harm our business.

We are subject to a variety of laws and regulations in the United States and other countries that involve matters central to our business, including user privacy, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation, and online-payment services. These laws can be particularly restrictive in countries outside the United States. Both in the United States and abroad, these laws and regulations constantly evolve and remain subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate. Because we store, process, and use data, some of which contains personal information, we are subject to complex and evolving federal, state, and foreign laws and regulations regarding privacy, data protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations, and declines in user growth, retention, or engagement, any of which could seriously harm our business.

Several proposals are pending before federal, state, and foreign legislative and regulatory bodies that could significantly affect our business. For example, a revision to the 1995 European Union Data Protection Directive is currently being considered by European legislative bodies that may include more stringent operational requirements for data processors and significant penalties for non-compliance. In addition, the General Data Protection Regulation in the European Union, which went into effect on May 25, 2018, may require us to change our policies and procedures and, if we are not compliant, may seriously harm our business.

Changes in laws or regulations governing our operations, changes in the interpretation thereof or newly enacted laws or regulations and any failure by us to comply with these laws or regulations, could require changes to certain of our business practices, negatively impact our operations, cash flow or financial condition, impose additional costs on us or otherwise adversely affect our business.

We are subject to regulation by laws and regulations at the local, state and federal levels. These laws and regulations, as well as their interpretation, may change from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations, changes in their interpretation, or newly enacted laws or regulations and any failure by us to comply with these laws or regulations, could require changes to certain of our business practices, negatively impact our operations, cash flow or financial condition, impose additional costs on us or otherwise adversely affect our business.

Our articles of incorporation and bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our articles of incorporation and bylaws, each as amended, provide that the Company shall indemnify its officers and directors for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on behalf of the Company to the full extent allowed by the laws of the State of Nevada. Thus, in certain circumstances, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete our assets. Stockholders who have questions respecting the fiduciary obligations of the officers and directors of our company should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder is against public policy and therefore unenforceable.

Risks Related to this Offering and Our Securities

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control, which could cause fluctuations in the price of our securities.

We are subject to the following factors that may negatively affect our operating results:

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Our ability to maintain and grow our user base and user engagement;

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the announcement or introduction of new products or services by us or our competitors;

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our ability to upgrade and develop our systems and infrastructure to accommodate growth;

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inaccessibility of Gabbb due to third-party actions

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our ability to attract and retain key personnel in a timely and cost effective manner;

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the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure;

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investors general perception of us;

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regulation by federal, state or local governments; and

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general economic conditions, as well as economic conditions specific to our industry.

As a result of our lack of any operating history and the nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately. As a strategic response to changes in the competitive environment, we may from time to time make certain decisions concerning expenditures, pricing, service or marketing that could have a material and adverse effect on our business, results of operations and financial condition.  Due to the foregoing factors, our quarterly revenues and operating results are difficult to forecast, which could cause significant fluctuations in the price of our securities.

The market price of our shares may fluctuate significantly.

The capital and credit markets have recently experienced a period of extreme volatility and disruption. The market price and liquidity of the market for shares may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. Some of the factors that could negatively affect the market price of our shares include:

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our actual or projected operating results, financial condition, cash flows and liquidity, or changes in business strategy or prospects;

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equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

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loss of a major funding source;

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actual or anticipated accounting problems;

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publication of research reports about us, or the industries in which we operate;

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changes in market valuations of similar, social media companies;

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adverse market reaction to any indebtedness we incur in the future;

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speculation in the press or investment community;

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price and volume fluctuations in the overall stock market from time to time;

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general market and economic conditions, and trends including inflationary concerns, the current state of the credit and capital markets;

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significant volatility in the market price and trading volume of securities of companies in our sector, which are not necessarily related to the operating performance of these companies;

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changes in law, regulatory policies or tax guidelines, or interpretations thereof;

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any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

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operating performance of companies comparable to us;

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short-selling pressure with respect to shares of our shares generally; and

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uncertainty surrounding the strength of the U.S. economic recovery.

As noted above, market factors unrelated to our performance could also negatively impact the market price of our shares. One of the factors that investors may consider in deciding whether to buy or sell our shares is our distribution rate as a percentage of our share price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets can affect the market value of our shares. For instance, if interest rates rise, it is likely that the market price of our shares will decrease as market rates on interest-bearing securities increase.

Because we may issue additional shares of common stock, your investment could be subject to substantial dilution.

We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we issue more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

Shares eligible for future sale may have adverse effects on our share price.

We are offering 8,000,000 shares of our common stock and the Selling Stockholder is offering 500,000 shares of our common stock, as described in this offering circular. We cannot predict the effect, if any, of future sales of our shares, or the availability of shares for future sales, on the market price of our shares.  Sales of substantial amounts of shares or the perception that such sales could occur may adversely affect the prevailing market price for our shares. After the completion of this offering, we may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our products and services. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Although we have no present intention to issue any shares of preferred stock, we may issue such shares in the future.  If we were to issue shares of preferred stock, the rights of the holders of common stock could be impaired by such issuance of preferred stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us. If no or too few securities or industry analysts commence coverage of us, the trading price for our stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

Our common stock is quoted on the OTC Pink marketplace, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common stock has historically been quoted on the OTC Pink marketplace, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

“Penny stock” rules may make buying or selling our securities difficult which may make our stock less liquid and make it harder for investors to buy and sell our securities.

Trading in our securities is subject to the SEC’s “penny stock” rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

Failure to achieve and maintain internal controls in accordance with Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.

If we fail to maintain adequate internal controls or fail to implement required new or improved controls, as we grow or as such control standards are modified, supplemented or amended from time to time; we may not be able to assert that we can conclude on an ongoing basis that we have effective internal controls over financial reporting. Effective internal controls are necessary for us to produce reliable financial reports and are important in the prevention of financial fraud. If we cannot produce reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and there could be a material adverse effect on our stock price.

Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

DILUTION

Investors in this offering will experience immediate dilution from the sale of shares by the Company. If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after completion of this offering.

As of December 31, 2017, our net tangible book value was estimated at approximately $(64,453.20), or approximately $(0.0001047) per share, based on 615,422,000 shares of common stock outstanding. After giving effect to our sale of the maximum offering amount of $5,200,000, and after deducting estimated fees and expenses payable by us, our as-adjusted net tangible book value would be approximately $5,085,547, or $0.0081575 per share. At an offering price of $0.65 per share this represents an immediate dilution in net tangible book value of $0.6418425 per share to investors of this offering, as illustrated in the following table, which increase in pro forma net tangible book value per share attributable to this offering was determined by subtracting (i) the pro forma net tangible book value per share before this offering, from (ii) the pro forma net tangible book value per share after this offering.

Public offering price per share	$0.65
Net tangible book value per share	$(0.0001047)
Change in net tangible book value per share attributable to new investors	$0.0082622
Adjusted net tangible book value per share	$0.0081575
Dilution per share to new investors in the offering	$0.6417378

The above calculations are based on 615,422,000 common shares issued and outstanding as of August 16, 2018 before adjustments and up to 623,422,000 common shares to be outstanding after adjustment, assuming the offering is completed without additional shares issued, assets acquired or liabilities incurred.

PLAN OF DISTRIBUTION

We are offering up to 8,000,000 shares of our common stock for $0.65 per share, for a total of up to $5,200,000 in gross offering proceeds, assuming all shares of common stock are sold. The Selling Stockholder is offering a maximum of 500,000 shares of common stock for $0.65 per share, for a total of up to $325,000 in gross offering proceeds. The minimum investment for any investor is $5,000, unless such minimum is waived by the Company, which may be done in its sole discretion on a case-by-case basis. There is no minimum offering amount, and we may sell significantly fewer shares of common stock than those offered hereby. In fact, there can be no assurances that the Company or the Selling Stockholder will sell any or all of the offered shares. The gross proceeds of the offering will be deposited in an escrow account until we have completed a closing. At a closing, the proceeds will be distributed to the Company and the Selling Stockholder and the associated shares will be issued to investors. All proceeds we receive from the offering will be available to us for uses set forth in the “Use of Proceeds” section of this offering circular. The Selling Stockholder will be entitled to keep all proceeds from the sale of his shares. If there are no closings or if funds remain in the escrow account upon termination of this offering without any corresponding closing, the investments for this offering will be promptly returned to investors, without deduction and without interest. Prime Trust, LLC will serve as the escrow agent.

We believe that the total expenses of this offering will be $50,000, regardless of the number of shares of common stock that are sold. The Company will not pay for any selling expenses of the Selling Stockholder.

Our common stock is not now listed on any national securities exchange; however, the Company’s common stock is quoted on the OTC Markets Group Inc.’s OTC Pink marketplace. There is currently only a limited market for our securities and there is no guarantee that a more substantial or active trading market will develop in the future. There is also no guarantee that our securities will ever trade on any listed exchange. Accordingly, our shares should be considered highly illiquid, which inhibits investors’ ability to resell their shares.

Upon this offering circular being qualified by the SEC, the Company and the Selling Stockholder may offer and sell shares from time to time until all of the shares registered are sold; however, this offering will terminate one year from the initial qualification date of this offering circular, unless extended or terminated by the Company. The Company may terminate this offering at any time and may also extend the offering term by 90 days.

Currently, we plan to have our director and executive officers sell the shares offered hereby on behalf of the Company on a “best-efforts” basis. They will receive no discounts or commissions. Our director and executive officers will deliver this offering circular to those persons who they believe might have interest in purchasing all or a part of this offering. The Company may generally solicit investors; however, it must abide by the “blue sky” regulations relating to investor solicitation in the states where it will solicit investors. Shares offered by the Selling Stockholder will be sold by the Selling Stockholder directly.

The Selling Stockholder, our director and officers will not register as broker-dealers under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

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the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of his participation;

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the person is not at the time of their participation an associated person of a broker-dealer; and

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the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

As of the date of this offering circular, we have not entered into any arrangements with any selling agents for the sale of the securities; however, we may engage one or more selling agents to sell the securities in the future. If we elect to do so, we will supplement this offering circular as appropriate.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise purchasers’ shares will be noted and held on the book records of the Company.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A Offering, most investors must comply with the 10% limitation on investment in the offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

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You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

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You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares in this offering (please see below on how to calculate your net worth);

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You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

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You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

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You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

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You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

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You are a trust with total assets in excess of $5,000,000, your purchase of shares in this offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering; or

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You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  We have not yet applied for “blue sky” registration in any state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in any state in the U.S. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

Should any fundamental change occur regarding the status of this offering or other matters concerning the Company, we will file an amendment to this offering circular disclosing such matters.

OTC Markets Considerations

The OTC Markets Group Inc. is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange or Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers, and can delist issuers for not meeting those standards; the OTC Markets Group Inc. has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

How to Subscribe

US investors who participate in this offering will be required to deposit their funds in an escrow account held at Prime Trust, LLC; any such funds that Prime Trust, LLC receives shall be held in escrow until the applicable closing of the offering or such other time as instructed by the Company, and then used to complete securities purchases, or returned if this offering fails to close.

Non-US investors may participate in this offering by depositing their funds in the escrow account held at Prime Trust, LLC; any such funds that Prime Trust, LLC receives shall be held in escrow until the applicable closing of the offering or such other time as instructed by the Company, and then used to complete securities purchases, or returned if this offering fails to close.

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our escrow account at Prime Trust, LLC, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

SELLING STOCKHOLDER

Daniel A. Goldin, our Chief Executive Officer and sole director, is the “Selling Stockholder.” The table assumes that all of the shares offered by the Selling Stockholders will be sold in this offering. However, any or all of the shares listed below may be retained by the Selling Stockholder, and therefore, no accurate forecast can be made as to the number of shares that will be held by the Selling Stockholder upon termination of this offering.

We will not receive any proceeds from the sale of the shares by the Selling Stockholder. The Selling Stockholder is not a broker-dealer or affiliated with a broker-dealer. The Selling Stockholder may be deemed to be an underwriter. The Selling Stockholder intends to sell the 500,000 shares in this offering through registered broker-dealers from time to time.

Selling Security Holder	Number of shares offered	% Before Offering	% After Offering	Material Transactions With the Selling Security Holder
Daniel A. Goldin 4949 SW Macadam Ave 2nd Floor, Suite 84 Portland, Oregon 97239	500,000	89.04%	(1)	(2)

(1)

No accurate forecast can be made as to the number of shares that will be held by the Selling Stockholder upon termination of this offering.

(2)

See “Directors, Executive Officers and Significant Employees”, “Compensation of Directors and Executive Officers”, “Security Ownership of Management and Certain Securityholders”, and “Interest of Management and Others in Certain Transactions”.

USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of shares in the offering and the intended uses of such proceeds over an approximate 12 month period. The offering of shares by the Selling Stockholder will result in no proceeds to the Company.

Percentage of Offering Sold	100%	75%	50%	25%
Gross Offering Proceeds	$5,200,000	$3,900,000	$2,600,000	$1,300,000
Use of Proceeds:
General Working Capital (1)	$700,000	$700,000	$700,000	$375,000
Staff (2)	$1,200,000	$1,200,000	$1,200,000	$850,000
Repayment of Debt (3)	$100,000	$100,000	$100,000	$0
Legal Fees	$50,000	$50,000	$50,000	$50,000
Accounting Fees	$25,000	$25,000	$25,000	$25,000
Additional employees/contractors	$480,000	$480,000	$480,000	$0
Reserve/contingency	$2,645,000	$1,345,000	$45,000	$0
TOTAL	$5,200,000	$3,900,000	$2,600,000	$1,300,000

(1)

The Company will use working capital to pay for miscellaneous and general operating expenses, including licensing fees, server costs, and overhead.

(2)

The Company is currently paying 11 developers approximately $50,000 per month to develop Gabbb.com and its related smartphone applications, but has not yet made such payments for the months of April, May, June and July 2018. The Company intends to hire additional developers as well as advertising and administrative professionals, upon the successful closing of the offering.

In addition, upon the successful closing of this offering, the Company expects to enter into employment agreements with its two employees, the Company’s Chief Executive Officer, Daniel A. Goldin and its employee Emilia S. Olvera. The Company anticipates that Mr. Goldin will receive yearly compensation of $140,000 and Ms. Olvera will receive yearly compensation of $80,000. See “Compensation of Directors and Executive Officers” for more information.

(3)

The Company will repay the Company’s Chief Executive Officer, Daniel A. Goldin approximately $75,000 for out-of-pocket expenses related to the launch and establishment of the Company’s operations relating to its Gabbb business line, including state and other administrative filing fees, accounting, printing, advertising, travel, marketing, state-level governmental filing fees, development expenses and other expenses, including the funds used to retain the legal and other professional services needed in association with this offering. In addition, the Company may use proceeds of this offering to pay off that certain 9.5% Revolving Demand Note dated July 15, 2016 between the Company and Mr. Goldin in the principal amount of $25,000 to avoid conversion of the demand note.

We are a pre-revenue development stage company focused on building and developing Gabbb, a social networking platform. Our three stage development plan is set forth under the heading “Description of Business Plan of Operations” on page 23 of this offering circular. We are currently in Stage 2 of our development plan, which generally consists of further development of the Gabbb web and smartphone applications.  Thus, as further discussed in this section, our use of proceeds from this offering will be used for working capital purposes (allocated per the table above) in furtherance of our three stage development plan (including the costs and expenses of compensating and adding capacity to our development team) as well as for the repayment of costs and expenses personally borne by our Chief Executive Officer, Dan Goldin, on behalf of the Company.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions. Based upon the assumed percentage of shares sold (represented by the 100%, 75%, 50% and 25% figures in the table above), it is anticipated that the resulting proceeds would enable the Company to achieve full or limited operational functionality (depending on the amount sold in this offering) for at least the next 12 months. The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

While there is no minimum offering amount, if the Company is only able to sell 25% of the shares in this offering, it is the Company’s intention to implement its plan of operations on a scaled down basis with a baseline amount of $1,300,000 or less in proceeds from this offering. As depicted in the table above, the Company’s plan would be to: differ repayment of debts owed to our CEO, lower general operations and development costs, and lower staffing costs by reducing the number of new hires of additional developers.

In the event we are unable to raise a baseline amount of $1,300,000 from this offering or obtain additional financing from other sources in order to support the intended use of proceeds indicated above, through a combination of equity offerings, debt financings, collaborations, strategic alliances and licensing arrangements, this would have a materially adverse effect on our ability to execute our overall business plan. We do not have any committed external source of funds. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market products that we would otherwise prefer to develop and market ourselves. If we secure additional equity funding, investors in this offering would be diluted. Especially because we are currently incurring operating deficits that are expected to continue for the foreseeable future, there can be no assurance that additional financing would be available to us when desired or needed and, if available, on terms acceptable to us.

In addition, we plan to invest these proceeds in short term investments until needed for the uses described above.

DESCRIPTION OF BUSINESS

Overview

Jetblack Corp. was incorporated in the State of Nevada in April 17, 2002 as Tortuga Mexican Imports, Inc. Effective March 5, 2010, the Company effected a 1 for 6 forward stock split and changed its name to Jetblack Corp. by way of merger with and into its wholly-owned subsidiary Jetblack Corp., which was formed solely for effectuating the corporate reorganization.

On February 26, 2016 Barton Hollow, LLC, a Nevada limited liability company, and stockholder of the Company, filed an Application for Appointment of Custodian in the District Court for Clark County, Nevada. Barton Hollow was appointed custodian of the Company and subsequently reinstated the Company with the State of Nevada. Upon reinstatement, Daniel Goldin was appointed CEO and elected as the sole director of the Company on June 20, 2016. Subsequently, the custodian has been discharged and full control has been returned to the Company’s board of directors. Upon reinstatement, the Company initially developed software for use in the cannabis industry until transitioning into its current business line at the beginning of 2018.

We are now focused on building and developing Gabbb, a social networking platform. Gabbb intends to offer a unique combination of social media, the ability to offer most, if not all, business/professional services in addition to products, and the ability to advertise, communicate, network, schedule, request, and initiate transactions all in one place.

In addition to its initial web application, Gabbb.com, a Gabbb app became available for iOS in April 2018 via the Apple App Store and for Android in March 2018 via the Google Play Store. Gabbb is in beta testing, and intends to provide users the ability to offer their professional services and/ or products through the platform, with features such as:

•

Built-in scheduler to book and track services;

•

Customizable landing page that will allow users to post pictures, videos and files for the promotion and advertising of their services;

•

System for customers to leave reviews on services;

•

Payment portal powered by Stripe; and

•

Private messaging application.

Going Concern

Our financial statements appearing elsewhere in this offering circular have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is contingent upon its ability to raise additional capital as required. During the period from June 20, 2016 (the date on which Mr. Goldin was appointed CEO and the Company commenced its present operations) through March 31, 2018, the Company incurred net losses of $224,955.26. Initially, we intend to finance our operations through equity and debt financings.

Corporate Information

Our principal executive offices are located at 4949 SW Macadam Avenue, 2nd Floor, Suite 84, Portland, Oregon 97239. Our telephone is (888) 611-5825. The address of our website is www.jetblackcorp.com. Information contained on or accessible through our website is not a part of this offering circular and should not be relied upon in determining whether to make an investment decision.

The Company is currently authorized to issue a total of 1,350,000,000 shares of common stock with a par value of $0.001. As of August 16, 2018, the Company had 615,422,000 shares of common stock outstanding.

The Company’s securities are currently quoted on the OTC Markets Group Inc.’s OTC Pink marketplace under the symbol “JTBK.”

Plan of Operations

The Company has a three stage development plan.

Stage 1

Stage 1, which has already been initiated, consists of product development (across our website and smartphone applications) providing users the capability to advertise, barter and offer professional services by the hour, create a schedule and define hourly wage, and allow other users to book and pay for services using Stripe.

Stage 2

Stage 2 consists of attention to an attractive user interface, further product development of video streaming infrastructure and integration as well as development of features such as chat, video uploading, and video analytics with the goal being to provide users the ability to offer live streaming videos, share their screen, and dictate price and terms to join such user’s “class” (whether limited to ten attendees or unlimited).  In Stage 2 we will also integrate the ability to offer products as well as services on the platform, which will be independent from the scheduling feature.  We estimate completion of Stage 2 in approximately three months from the closing of the offering.

Stage 3

Stage 3 will consist the development of new components and features for the Company’s products, which the Company intends to map out as it gathers more user feedback from Stages 1 and 2, including a user verification feature, which further delineate product add-ons available to certain “classes” of users. We estimate completion of Stage 3 in approximately eight to nine months following completion of Stage 2.

Our Revenue Model

Our plan is to generate revenues in Stage 1 from transactions where users can schedule/request services from other users of the Gabbb platform. For each professional services transaction, we intend to charge the professional providing services a fee with two components: (i) 1% of the total value of the professional services paid or bartered for, plus (ii) 10 cents. As the Company develops it Plan of Operations, it may increase the foregoing fees, depending on user demand and the Company’s assessment of user base growth.

The Company also anticipates generating revenue through the sale of advertising, either by boosting user’s posts or by static advertising on the Gabbb website and social media accounts. Finally, we expect to introduce a third component for the generation of revenue relating to user verification between “classes” of users, such as by users being classified as a verified member, providing credentialing to indicate that such users are skilled in the provision of certain professional services. The Company does not currently have a revenue model in place for the sale of advertising or for its planned verification services.

Our Growth Strategy

By the end of 2018, we are targeting that our user base could be over 100,000 users between our mobile applications and website.  We intend that this growth will be engendered by the increased development of business infrastructure and technology. Our ultimate goal is to establish a foothold in the social commerce market, which according to statista.com, currently has an estimated total market value of $30 billion.

We believe the following strengths will drive our growth:

•

Innovation with a team that is highly skilled in social media and related technologies; and

•

Customer care and service.

Competition and Industry Background

Our direct and indirect competitors are social media networks who offer information technology, communication and networking features like Snapchat, Instagram, Weibo and Facebook and e-commerce businesses who offer scheduling, consulting, and social media services like Genbook, YouTube, and Alibaba. Many of these competitors may have significantly greater financial, technical, marketing and other resources than we do or may have more experience or advantages in the markets in which we will compete that will allow them to offer lower prices or higher quality technologies, products or services. If we do not successfully compete with these providers, we could fail to develop market share and our future business prospects could be adversely affected.

Sales, Marketing and Advertising

We intend to market our services by word of mouth and through the development of our corporate website and social media platform. The foregoing will allow us promote our activities and to communicate with individuals and companies interested in doing business with us.

Government Regulation

We are subject to many U.S. federal and state and foreign laws and regulations, including those related to privacy, rights of publicity, data protection, content regulation, intellectual property, health and safety, competition, protection of minors, consumer protection, and taxation. These laws and regulations are constantly evolving and may be interpreted, applied, created, or amended, in a manner that could harm our business.

Various laws and regulations in the United States and abroad, such as the U.S. Bank Secrecy Act, the Dodd-Frank Act, the USA PATRIOT Act, and the Credit CARD Act, impose certain anti-money laundering requirements on companies that are financial institutions or that provide financial products and services. Under these laws and regulations, financial institutions are broadly defined to include money services businesses such as money transmitters, check cashers, and sellers or issuers of stored value or prepaid access products. Requirements imposed on financial institutions under these laws include customer identification and verification programs, record retention policies and procedures, and transaction reporting. To increase flexibility in how our online payments infrastructure (Payments) may evolve and to mitigate regulatory uncertainty, we may apply for certain money transmitter licenses in the United States and an Electronic Money (E-Money) license that allows us to conduct certain regulated payment activities in the participating member countries of the European Economic Area, which will generally require us to demonstrate compliance with many domestic and foreign laws relating to money transmission, gift cards and other prepaid access instruments, electronic funds transfers, anti-money laundering, charitable fundraising, counter-terrorist financing, gambling, banking and lending, financial privacy and data security, and import and export restrictions.

Furthermore, foreign data protection, privacy, consumer protection, content regulation, and other laws and regulations are often more restrictive than those in the United States. It is possible that certain governments may seek to block or limit our products or otherwise impose other restrictions that may affect the accessibility or usability of any or all our products for an extended period of time or indefinitely.  For example, there currently are a number of proposals pending before federal, state, and foreign legislative and regulatory bodies. In addition, the new European General Data Protection Regulation (“GDPR”) took effect in May 2018 and applies to all of our products and services that provide service in Europe. The GDPR includes operational requirements for companies that receive or process personal data of residents of the European Union that are considerably different than those that were in place in the European Union when we originally developed Gabbb.  For example, the GDPR now includes significant penalties for non-compliance. Similarly, there are a number of legislative proposals in the United States, at both the federal and state level, that could impose new obligations in areas affecting our business, such as liability for copyright infringement by third parties. In addition, some countries are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering our services.

Corporate Information

Our principal executive offices are located at 4949 SW Macadam Ave., 2nd Floor Suite 84, Portland, Oregon 97239. Our telephone number is (888) 611-5825. The address of our website is www.jetblackcorp.com. Information contained on or accessible through our website is not a part of this offering circular and should not be relied upon in determining whether to make an investment decision.

Employees

As of August 16, 2018, we had 2 total employees, both of which were full-time employees. None of our employees are represented by a union or parties to a collective bargaining agreement. We believe our employee relations to be good. The two employees are: Daniel A. Goldin, our Chief Executive Officer and sole director, and Emilia S. Olvera, who performs general administrative duties.

In addition, we contract with a team of 11 independent contractors in Eastern Europe, who focus full-time on our project.  The Company has engaged the independent contractors pursuant to a Services Agreement, dated March 1, 2018, with Magnis Limited Liability Company, a financial technology development company.

Legal Proceedings

We are not currently a party to any material legal proceedings. Although we are not currently a party any material legal proceedings, from time to time, we may be subject to various other legal proceedings and claims that are routine and incidental to our business. Although some of these proceedings may result in adverse decisions or settlements, management believes that the final disposition of such matters will not have a material adverse effect on our business, financial position, results of operations or cash flows.

DESCRIPTION OF PROPERTY

As of August 16, 2018, the Company leased shared co-working office space, located at 4949 SW Macadam Ave 2nd Floor, Suite 84 Portland, Oregon 97239 from Urban Office Place. The Company pays rent of $215 per month for the month-to-month rental of such office space. The Company shares such office space with DG Ventures, Inc., a company that is wholly owned by our Chief Executive Officer and sole director, Daniel Goldin.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Jetblack Corp. is focused on building and developing Gabbb, a social networking platform. Gabbb intends to offer a unique combination of social media, the ability to offer most, if not all, business/professional services in addition to products, and the ability to advertise, communicate, network, schedule, request, and initiate transactions all in one place.

In addition to its initial web application, Gabbb.com, a Gabbb app became available for iOS in April 2018 via the Apple App Store and for Android in March 2018 via the Google Play Store. Gabbb is in beta testing, and intends to provide users the ability to offer their professional services and/ or products through the platform, with features such as:

•

Built-in scheduler to book and track services;

•

Customizable landing page that will allow users to post pictures, videos and files for the promotion and advertising of their services;

•

System for customers to leave reviews on services;

•

Payment portal powered by Stripe; and

•

Private messaging application.

A.

Plan of Operation: Issuer’s Plan of Operation for the next twelve months.

Our three stage development plan, revenue model and growth strategy are described under the heading “Description of Business” beginning on page 22 of this offering circular.

While developing the products and the markets over the course of the last two years, the Company has identified and has negotiated several key opportunities in the United States. These opportunities involved the issuance of additional shares but should bring in several new products and services, equipment, intellectual property, key personnel and revenue streams allowing us to further pursue our objectives.

B.

Management's Discussion and Analysis of Financial Condition and Results of Operations.

For the years ended December 31, 2017 and 2016 (Unaudited)

Revenues

We had revenues of $0 for the year ended December 31, 2017, compared to revenues of $250 for the same period in 2016. We hope to generate revenues in the 2nd and 3rd quarter of 2018.

Operating Expenses

We had operating expenses of $189,336.28 for the year ended December 31, 2017 compared with $35,837.00 for the same period in 2016. We continue to anticipate a rise in total operating expenses to the sum of  $100,000 monthly. We believe that the proceeds resulting from this offering would enable the Company to achieve full or limited operational functionality (depending on the amount sold in this offering) for at least the next 12 months.

Income/Losses

Net losses were $189,368.26 for year ended December 31, 2017, compared to net losses of $35,587.00 for the same period in 2016. The increase in net losses were as a result of increased costs in operating a public company entering into a new social media-focused business line.

Impact of Inflation

We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources

During the year ended December 31, 2017, net cash flows provided by operating activities were $(600,810.21)  and, in 2016, operations used $(19,465) due primarily to the cost of maintaining the public entity. Cash on hand as of December 31, 2017 was $(4,072.58) compared to cash of $2,560 in the prior year. On a short-term basis, with anticipated growth, we may be required to raise significant additional funds over the next 12 months to support operations. On a long-term basis, we may need to raise capital to grow and develop our new businesses. If we are unable to raise the needed funds on an acceptable basis, we may be forced to cease operations.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Our board of directors is elected annually by our stockholders. The board of directors elects our executive officers annually. Our directors and executive officers, none of whom work part-time, are as follows:

Name	Position	Age	Term of Office
Daniel A. Goldin	Chief Executive Officer and Director	41	June 20, 2016-Present

Emilia S. Olvera	Executive Employee	28	June 20, 2016-Present

Daniel A. Goldin: From August 2011 to February 2013, Mr. Goldin was a principal at Epic School of Wrestling LLC, where his duties included business development, marketing, operations and finance. From September 2012 to February 2014, Mr. Goldin served as President of Supreme Training, Inc., which operated a mixed martial arts gym located in Brookfield, Illinois. At Supreme Training his duties included business development, advertising and marketing, customer relations, customer training, and general operations management. From January 2016 to February 2016, Mr. Goldin worked as a consultant for Kaya Holdings, a cannabis cultivation and dispensary operator. He was charged with a variety of responsibilities including overseeing and improving the performance of the dispensary and cultivation center operations, reducing product costs, improving overall quality and customer experience, general business development, and other tasks. In June 2016, Mr. Goldin took over as the Chief Executive Officer and sole director of Jetblack Corp. by paying off the debts of the Company and bringing the Company current with its filings with the OTC Marketplace Group Inc. At such time, Mr. Goldin began paying all capital expenditures of the Company including development expenses. Mr. Goldin also successfully discharged the Company’s court appointed custodian. The Company believes that Mr. Goldin is qualified to be its Chief Executive Officer as he has the unique skill set to develop and expand business operations, ability to seek out avenues of profitability and bring shareholder value. Mr. Goldin does not hold a college degree and has learned this skill set through his many past business experiences.

Emilia S. Olvera: From November 2015 to May 2016, Ms. Olvera worked as a barista at Demitasse Café in Chicago, Illinois. From October 2006 to October 2015, Ms. Olvera was employed at the Auditorium Theatre of Roosevelt University as a food and beverage server. Ms. Olvera began working for the Company in June of 2016 as an executive administrative assistant to Mr. Goldin and is integral to continued operations due to her valuable institutional knowledge of the Company gained through this role. Ms. Olvera does not hold a college degree.

Family Relationships

There are no family relationships among and between the issuer’s directors, officers, persons nominated or chosen by the issuer to become directors or officers, or beneficial owners of more than ten percent of any class of the issuer’s equity securities.  However, Mr. Goldin and Ms. Olvera share a residence.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter, control person or significant employee has been involved in the last five years in any of the following:

•

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•

Being found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated,

•

Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity,

•

Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity, or

•

Administrative proceedings related to their involvement in any type of business, securities, or banking activity.

Although more than five years has passed since such incident occurred, the Company, at Mr. Goldin’s request, has chosen to voluntarily disclose that Mr. Goldin, our Chief Executive Officer, was convicted of felony possession of cannabis in Cook County, Illinois in January 2012.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities during the fiscal years ended December 31, 2017 and 2016. We do not have a compensation committee and compensation for our directors and officers is determined by our board of directors. We have not approved any stock option plan for the compensation of employees and contractors.

Name and principal position	Capacities in which compensation was received	Fiscal Year	Cash Compensation	Other Compensation	Total Compensation
Daniel A. Goldin (1)	Chief Executive Officer	2017	$10,000	(1)	$58,000
		2016	$0	(2)	$150,000

(1)

In March 2017, we issued 48,000,000 shares of common stock to Mr. Goldin for $48,000 in capital expenditures made on behalf of the Company.

(2)

On June 20, 2016, we issued 98,000,000 shares of common stock to Mr. Goldin in recognition of his services as Chief Executive Officer of the Company. In July 2016, we issued 52,000,000 shares of common stock to Mr. Goldin for $52,000 in capital expenditures made on behalf of the Company.  For the avoidance, of doubt, these amounts do not include the 350,000,000 issued to Mr. Goldin in his capacity of sole owner and chief executive officer of DG Ventures, Inc., pursuant to that certain License Agreement between the Company and DG Ventures, Inc. dated April 27, 2018.  See “Interest of Management and Others in Certain Transactions” for more information regarding this license agreement.

Employment Agreements

Historically, we generally employed our named executive officers “at will” and did not have written employment agreements with them. Upon the successful closing of this offering, the Company expects to enter into employment agreements with its two employees, Mr. Goldin and Ms. Olvera.  The Company anticipates that Mr. Goldin will receive yearly compensation of $140,000 and Ms. Olvera will receive yearly compensation of $80,000 pursuant to such employment agreements. The Company believes that they will also receive medical and dental benefits pursuant to the terms of such employment agreements, which have not yet been negotiated.

Director Compensation

As of August 16, 2018, we have not offered members of our board of directors compensation for their services.

Outstanding Equity Awards at Fiscal Year End

The Company does not have an equity incentive plan in place. Therefore, there were no outstanding equity awards as of August 16, 2018 that were held by our named executive officers.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of August 16, 2018, of our shares of stock by each person known by us to be the beneficial owner of more than 10% of our outstanding voting stock, our executive officers and director as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of Class
Common Stock	Daniel A. Goldin 4949 SW Macadam Ave 2nd floor STE 84 Portland, Oregon 97239	548,000,000, Direct		89.04%
All Officers and Directors as group hold 548,000,000 shares of our common stock, totaling to 89.04% of the Company’s outstanding Common Stock.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described within the section entitled “Executive Compensation of Directors and Officers” in this offering circular, the Company had the following transactions with “Related Persons,” as that term is defined in item 404 of Regulation SK, which includes, but is not limited to:

•

any of our directors or officers;

•

any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

•

any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

On April 5, 2016, the Company entered into a 9.5% Revolving Demand Note (the “Demand Note”) with Securities Compliance Group, Ltd. in the principal amount of $25,000. Mr. Goldin, the Company’s Chief Executive Officer and sole director, personally paid Securities Compliance Group, Ltd. the total amount due thereunder on the Company’s behalf in exchange for the Company’s issuance of a demand promissory note to Mr. Goldin on the same terms as the Demand Note. The Company expects to repay Mr. Goldin out of proceeds from this offering to avoid dilution via conversion of the demand note. The conversion rate under Mr. Goldin’s demand note is $0.001, which would require the issuance of 25,000,000 shares of the Company’s common stock.

In June 2016, the Company issued 350,000,000 shares to Mr. Goldin in his capacity as sole owner and Chief Executive Officer of DG Ventures, Inc. The shares were issued as consideration for the Company’s software license with DG Ventures, Inc. pursuant to that certain License Agreement between the Company and DG Ventures, Inc. dated April 27, 2018.

In July 2016, the Company issued 52,000,000 shares of common stock to Mr. Goldin for $52,000 in capital expenditures made on behalf of the Company.

In March 2017, the Company issued 48,000,000 shares of common stock to Mr. Goldin for $48,000 in capital expenditures made on behalf of the Company.

SECURITIES BEING OFFERED

This offering circular relates to the sale of up to 8,000,000 shares of our common stock by the Company at a price of $0.65 per share, for total offering proceeds to the Company of up to $5,200,000 if all offered shares are sold, and the sale of up to 500,000 shares of our common stock by the Selling Stockholder at a price of $0.65 per share, for total offering proceeds to the Selling Stockholder of up to $325,000 if all offered shares are sold. There is no minimum offering amount. The minimum amount established for investors is $5,000, unless such minimum is waived by the Company, in its sole discretion. All funds raised by the Company from this offering will be immediately available for the Company’s use. The Selling Stockholder will be entitled to keep all proceeds from the sale of his shares.

The Company is currently authorized to issue a total of 1,350,000,000 shares of common stock with a par value of $0.001. As of August 16, 2018, the Company had 615,422,000 shares of common stock outstanding.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than 50% of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law. Stockholders may take action by written consent of over 50% of the issued and outstanding common stock of the Company.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available. From inception, the Company has never declared or paid any cash dividends on share profits common stock. The Company has adopted a policy regarding the payment of dividends. Dividends may be paid to stockholders once all divisions are fully operational and profitable. The Company’s board of directors may also pay dividends to counter any short selling or undermining of the entity. Although it is the Company’s intention to utilize all available funds for the development of its business, no restrictions are in place that would limit its ability to pay dividends. The payment of any future cash dividends will be at the sole discretion of the Company’s board of directors.

Holders of our common stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. There are not any provisions in our amended and restated articles of incorporation or our restated bylaws that would prevent or delay change in our control.

Market Price, Dividends, and Related Stockholder Matters

Our securities are not traded on a national exchange, but are quoted on the OTC Markets Group, Inc.’s OTC Pink marketplace. There is only a limited market for our securities.

The last sale price of the Company’s common stock on August 16, 2018 was $0.25 per share.

As of August 16, 2018, there were approximately 73 stockholders.

On July 26, 2018, we entered into an agreement with Pikeminnow Funding, LLC, which allows Pikeminnow Funding, LLC to purchase up to $5.2 million of our common stock, subject to the qualification of this offering.  As such, none of our securities have been sold under such agreement to date.

We do not have an equity incentive plan.

As noted above, from inception, the Company has never declared or paid any cash dividends on share profits common stock. The Company has adopted a policy regarding the payment of dividends. Dividends may be paid to stockholders once all divisions are fully operational and profitable. Our board of directors may also pay dividends to counter any short selling or undermining of the Company. Although it is the Company’s intention to utilize all available funds for the development of its business, no restrictions are in place that would limit its ability to pay dividends. The payment of any future cash dividends will be at the sole discretion of the Company’s board of directors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our amended and restated articles of incorporation and restated bylaws, contain provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

FINANCIAL STATEMENTS

Annual Report (Unaudited) for year ending December 31, 2017

Annual Report (Audited) for the year ending December 31, 2016

JETBLACK CORP.

Balance Sheet

As of December 31, 2017

(unaudited)

Jan - Dec 2017

ASSETS
Current Assets
Bank Accounts
0.00
(4,790.07)
(284.78)
1,002.27
Total Bank Accounts	$(4,072.58)

Other Current Assets
Prepaid Expenses	0.00
Uncategorized Asset	(582.45)
Undeposited Funds	0.00
Total Other Current Assets	$(582.45)

Total Current Assets	$(4,655.03)

Fixed Assets
Accumulated Depreciation	(1,321.00)
Furniture & Fixtures	2,808.80
Office Equipment	4,445.98
Total Fixed Assets	$5,933.78

Other Assets
Accumulated Amortization	(490.00)
Corporate Reinstatement	8,702.00
IP Licenses	0.00
License to use software	350,000.00
Logo Design	530.00
Organizational Costs	418.00
Total Other Assets	$359,160.00

TOTAL ASSETS	$360,438.75

JETBLACK CORP.

Balance Sheet

As of December 31, 2017

(unaudited)

(Continued)

Jan - Dec 2017

LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Credit Cards
(11,882.98)
929.86
2,171.50
0.00
Total Credit Cards	$(8,781.62)

Other Current Liabilities
Accrued Expenses	(0.96)
Loan from Shareholders ST	0.00
Notes Payable ST	0.00
Total Other Current Liabilities	$(0.96)

Total Current Liabilities	$(8,782.58)

Long-Term Liabilities
Loan from Shareholders LT	49,514.55
Notes Payable LT	25,000.00
Total Long-Term Liabilities	$74,514.55

Total Liabilities	$65,731.97

Equity
Common Stock	614,070.00
Opening Balance Equity	(3,337.66)
Paid-In Capital	150,930.00
Retained Earnings	(466,955.56)
Net Income	(189,368.26)
Total Equity	$294,706.78
TOTAL LIABILITIES AND EQUITY	$360,438.75

JETBLACK CORP.

Profit and Loss

January - December 2017

(unaudited)

	Jan - Dec 2017	Total

Income	$0.00	$0.00
Total Income
Cost of Goods Sold
Supplies & Materials - COGS	30.00	30.00
Total Cost of Goods Sold	$30.00	$30.00
Gross Profit	$(30.00)	$(30.00)

Expenses
Advertising	1,567.44	1,567.44
Amortization Expense	161.00	161.00
Auto	504.30	504.30
Bank Charges	368.00	368.00
Commissions & fees	3,326.40	3,326.40
Dues & Subscriptions	99.00	99.00
Insurance	1,361.30	1,361.30
Insurance - Liability	1,362.06	1,362.06
Interest Expense	7,681.56	7,681.56
Legal & Professional Fees	21,886.58	21,886.58
Meals and Entertainment	1,139.13	1,139.13
Office Expenses	11,324.25	11,324.25
Other General and Admin Expenses	113,854.54	113,854.54
Rent or Lease	12,496.00	12,496.00
Security	531.10	531.10
Shipping and delivery expense	45.50	45.50
Taxes & Licenses	314.99	314.99
Tools	159.85	159.85
Travel	5,910.04	5,910.04
Uncategorized Expense	6.45	6.45
Utilities	5,238.77	5,238.77
Total Expenses	$189,338.26	$189,338.26

Net Operating Income	$(189,368.26)	$(189,368.26)

Net Income	$(189,368.26)	$(189,368.26)

JETBLACK CORP.

Statement of Cash Flows

January - December 2017

(unaudited)

Total

OPERATING ACTIVITIES
Net Income	(137,951.61)
Adjustments to reconcile Net Income to Net Cash provided by operations:
Prepaid Expenses	(48,000.00)
Uncategorized Asset	582.45
Accumulated Amortization	161.00
License to use software	(350,000.00)
Credit Card	(15,315.21)
Credit Card	929.86
Credit Card	2,171.50
Credit Card	(498.00)
Accrued Expenses	(3,100.96)
Loan from Shareholders ST	(49,789.24)
Total Adjustments to reconcile Net Income to Net Cash provided by operations:	$(462,858.60)
Net cash provided by operating activities	$(600,810.21)

INVESTING ACTIVITIES
IP Licenses	0.00
Net cash provided by investing activities	$0.00

FINANCING ACTIVITIES
Loan from Shareholders LT	49,514.55
Notes Payable LT	(70.00)
Common Stock	548,070.00
Opening Balance Equity	(3,337.66)
Net cash provided by financing activities	$594,176.89

Net cash increase for period	$(6,633.32)

Cash at beginning of period	2,560.74
Cash at end of period	$(4,072.58)

JETBLACK CORP.

Notes to Financial Statements

(unaudited)

Note 1. Organization, History and Business

The exact name of the issuer is Jetblack Corp. We were incorporated as Tortuga Mexican Imports Inc. on April 17, 2002 in the State of Nevada for the purpose of selling fine Mexican furniture, jewelry, and crafts in Canada through mail order catalogs and our web store. Effective March 15, 2010, we changed our name to Jetblack Corp., by way of a merger with our wholly owned subsidiary, Jetblack Corp., which was formed solely for the purpose of effectuating the corporate reorganization.

On February 26, 2016 Barton Hollow, LLC, a Nevada limited liability company, and stockholder of the Issuer, filed an Application for Appointment of Custodian pursuant to Section 78.347 of the Act in the District Court for Clark County, Nevada. Barton Hollow was subsequently appointed custodian of the Issuer by Order of the Court on April 5, 2016 (the “Order”). In accordance with the provisions of the Order, Barton Hollow thereafter moved to: (a) reinstate the Issuer with the State of Nevada; (b) provide for the election of interim officers and directors; and (c) call and hold a stockholder meeting.

Dan Goldin was appointed CEO and Director on June 20, 2016. The former Custodian has since been discharged and full control and power has been returned to the Board of Directors.

Jetblack Corp. is a company focused on but not limited to Software Development. We have created a social media project GABBB.com which is in beta testing. In addition the company has a Android app available for download through the Google Play Store and an iOS app that is pending approval by Apple for release in the App Store.

The social media site has some neat features like a scheduler where freelancers and small businesses can offer their professional service with a payment system integrated. The company has the ability to create revenues through collecting a fee per transaction, along with the potential to generate a revenue stream from advertising.

The company’s assets include fintech source code.

Note 2. Summary of Significant Accounting Policies

Revenue Recognition

We are currently pre-revenue, if revenue is generated in the future it is derived from collecting a fee from transactions placed on GABBB.com and/or revenue generated from advertising on GABBB.com. Revenue is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight line basis over the contractual term of the period of the contract.

Income Taxes

The company has a net loss of $(189,368.26) for the year ending December 31, 2017. This loss has a 20 year carryover period. The company continually evaluates its tax positions, changes in tax laws, and new authoritative rulings for potential implications to its tax status.

Stock Based Compensation

When applicable, the Company will account for the stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”). Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.” Stock-based payments to nonemployees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns.

The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution varies but does not exceed the federally-insured limit $250,000 at this time.

Depreciation

a)

Furniture, Equipment and Other Assets:

The Organization has a policy of capitalizing fixed assets in excess of $500. Depreciation of the fixed assets as reported has been computed by the declining balance method, following GAAP provisions, over the estimated useful lives. The company is calculating depreciation on a 12 month basis.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 3. Related Party Transactions

On March 16th of 2017 the company issued 48,000,000 shares to the CEO, Daniel A. Goldin.

On May 11th of 2017 the Board amended the consideration for the 48,000,000 shares of common stock issued to Daniel A. Goldin. The 48,000,000 shares common stock were issued for the cancelation of $48,000 in loans made to the company. Shares issued at par $0.001. This brings total outstanding share count to 615,422,000, with our CEO owning 548,000,000 shares of our common stock.

In addition on May 11th, 2017 the Board of Directors clarified consideration for 500,000,000 shares of common stock issued to Daniel A. Goldin on July 22, 2016. The breakdown of consideration for 500,000,000 shares issued are as follows: 350,000,000 shares were issued for revocable software licenses, 98,000,000 for salary/incentive, 52,000,000 for cancelation of loans made to the company. Shares issued at par $0.001.

Note 4. Stockholders’ Equity

Common Stock

The holders of the Company’s common stock are entitled to one vote per share of common stock held.

As of December 31, 2017, the Company has 615,422,000 shares issued and outstanding.

Note 5. Office Lease

The Company has office space at 4949 SW Macadam Ave., 2nd Floor, Suite 84, Portland, Oregon 97239, at a rate of $215 month.

Note 6. Net Income (Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Jetblack Corporation for the year ending December 31, 2017.

January 1 - December 31, 2017
Net Income (Loss)	$(189,368.26)
Weighted-average common stock basic	$615,422,000
Equivalents
Stock Options
Warrants
Convertible
Notes	$25,000
Weighted average common shares outstanding	$615,422,000
Diluted Loss	$(0.0003077)

Note 7. Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2017.

Note. 8 Recent Accounting Pronouncements

The Company continually assess any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company evaluates the situation to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 9. Subsequent Events

None.

Member Illinois CPA Society

Allan J. Brachman, CPA, LTD

Certified Public Accountant

Professional Corporation

1 East Northwest Highway

Suite 204

Palatine, Illinois 60067

847-358-9730

Fax: 847-358-9760

Email: allan@allanbrachmancpa.com

Member American Institute of Certified Public Accountants

To the Board of Directors and

Shareholders of Jetblack Corporation

Las Vegas, NV

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I have audited the accompanying balance sheet of Jetblack Corporation as of the year ended December 31, 2016, and the related statements of income (loss), changes in shareholders’ equity, and cash flows. Jetblack Corporation’s management is responsible for these financial statements. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jetblack Corporation as of the year ended December 31, 2016, the results of its operations and its cash flows for the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ Allan J. Brachman, CPA

Allan J. Brachman, CPA

Palatine, IL

March 31, 2017

Member Illinois CPA Society

Allan J. Brachman, CPA, LTD

Certified Public Accountant

Professional Corporation

1 East Northwest Highway

Suite 204

Palatine, Illinois 60067

847-358-9730

Fax: 847-358-9760

Email: allan@allanbrachmancpa.com

Member American Institute of Certified Public Accountants

To the Board of Directors and

Shareholders of Jetblack Corporation

Las Vegas, NV

INDEPENDENT AUDITOR’S REPORT ON SUPPLEMENTAL INFORMATION

I have audited the financial statements of Jetblack Corporation as of the year ended December 31, 2016, and my reports thereon dated March 31, 2017, which expressed an unqualified opinion on those financial statements, appears on page 1. The supplemental information contained in Schedule Of Operating Expenses has been subjected to audit procedures performed in conjunction with the audit of Jetblack Corporation’s financial statements. The supplemental information is the responsibility of Jetblack Corporation’s management. My audit procedures included determining whether the supplemental information reconciles to the financial statement or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental information. In forming my opinion on the supplemental information, I evaluated whether the supplemental information, including its form and content, is presented in conformity with OTC Pink Markets. In my opinion, the supplemental information is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Allan J. Brachman, CPA

Allan J. Brachman, CPA

Palatine, IL

March 31, 2017

JETBLACK CORP.

Balance Sheet

DECEMBER 31, 2016

ASSETS

CURRENT ASSERTS
Cash	$2,561
Prepaid Expenses	3,417
TOTAL CURRENT ASSETS	5,977

PROPERTY AND EQUIPMENT
Furniture and Fixtures	2,809
Office Equipment	4,446
Less Accumulated Depreciation	(1,321)
NET PROPERTY AND EQUIPMENT	5,934

OTHER ASSETS
Corporate Reinstatement	8,702
Logo Design	530
Organizational Costs	418
Less Accumulated Amortization	(329)
NET OTHER ASSETS	9,321

TOTAL ASSETS	$21,232

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Credit Cards Payable	$3,930
Accrued Expenses	3,100
Loan from Shareholder	49,789
TOTAL CURRENT LIABILITIES	56,819

LONG TERM LIABILITIES
Note Payable -Shareholder	30,000

TOTAL LIABILITIES	86,819

SHAREHOLDERS' EQUITY
Common Stock -1,350,000,000 Shares Authorized $0.001 Par -67,352,000 Issued for past consideration and 500,070,000 issued for future consideration	66,000
Paid in Capital	146,000
Retained Earnings (Deficit)	(277,587)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	(65,587)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$21,232

The accompanying notes are an integral part of this statement and should be read accordingly

JETBLACK CORPORATION

STATEMENT OF INCOME (LOSS) AND RETAINED EARNINGS (DEFICIT)

DECEMBER 31, 2016

INCOME	$250

TOTAL REVENUE	250

OPERATING EXPENSES	35,837

INCOME (LOSS) BEFORE INCOME TAXES	(35,587)

INCOME TAX EXPENSE	-

NET INCOME (LOSS)	(35,587)

RETAINED EARNINGS (DEFICIT) - BEGINNING OF YEAR	(242,000)

RETAINED EARNINGS (DEFICIT) - END OF YEAR	$(277,587)

The accompanying notes are an integral part of this statement and should be read accordingly

JETBLACK CORPORATION

STATEMENT OF CASH FLOWS

DECEMBER 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$(35,587)

Adjustments to reconcile net income to Net Cash Provided by Operating Activities -
Depreciation and Amortization	1,650
(Increase) Decrease in:
Loss on Sale of Vehicle	-
Accounts Receivable	-
Prepaid Expenses	(3,417)
Inventory	-
Increase (Decrease) in:
Accounts Payable and Accrued Expenses	7,030
Loan from Shareholder	49,789
Net Cash Provided by Operating Activities	19,465

CASH FLOWS FROM (USED BY) INVESTING ACTIVITIES
Purchase of Property and Equipment	(7,255)
Purchase of Other Assets	(9,650)
Net Cash (Used By) Investing Activities	(16,905)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,561

CASH BEGINNING OF YEAR	-
CASH END OF YEAR	$2,560

INTEREST EXPENSE FOR THE PERIOD	$3,100

The accompanying notes are an integral part of this statement and should be read accordingly

JETBLACK CORPORATION

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2016

	NOTE PAYABLE SHAREHOLDER	COMMON STOCK	PAID IN CAPITAL	RETAINED EARNINGS (DEFICIT)	TOTAL SHAREHOLDERS' EQUITY

Beginning balance January 1, 2016	$ 48,000	$ 67,000	$ 128,000	$ (243,000)	$ (48,000)

Net Income (Loss)				(35,587)	(35,587)

Reclassification		(1,000)		1,000	-

Reclassification	(18,000)		18,000		18,000

Ending balance December 31, 2016	$ 30,000	$ 66,000	$ 146,000	$ (277,587)	$ (65,587)

Until February 26, 2016, the Company was inactive. The numbers were from previous state filings. There was an activation on February 26, 2016 and purchase by the Company's Chief Executive on July 6, 2016.

The accompanying notes are an integral part of this statement and should be read accordingly

Jetblack Corp.,

a Corporation of Nevada

Notes to Financial Statements

Note1. Organization, History and Business

The exact name of the issuer is Jetblack Corp. We were incorporated as Tortuga Mexican Imports Inc. on April 17, 2002, in the State of Nevada for the purpose of selling fine Mexican furniture, jewelry, and crafts in Canada through mail order catalogs and our web store. Effective March 15, 2010, we changed our name to Jetblack Corp., by way of a merger with our wholly owned subsidiary, Jetblack Corp., which was formed solely for the purpose of effectuating the corporate reorganization.

On February 26, 2016 Barton Hollow, LLC, a Nevada limited liability company, and stockholder of the Issuer, filed an Application for Appointment of Custodian pursuant to Section 78.347 of the Act in the District Court for Clark County, Nevada. Barton Hollow was subsequently appointed custodian of the Issuer by Order of the Court on April 5, 2016 (the “Order”). In accordance with the provisions of the Order, Barton Hollow thereafter moved to: (a) reinstate the Issuer with the State of Nevada; (b) provide for the election of interim officers and directors; and (c) call and hold a stockholder meeting.

On June 20, 2016, Barton Hollow, together with the newly elected director of the Issuer, caused the Issuer to enter into a Letter of Intent to merge with Professional Cannabis Inc., an Oregon corporation. Pursuant to the Letter of Intent, the parties thereto would endeavor to arrive at, and enter into, definitive merger agreement providing for the Merger. As an inducement to the stockholder of Professional Cannabis Inc., Dan Goldin, to enter into the Letter of Intent and there after transact, the Issuer caused to be issued to the shareholder 500,000,000 shares of its common stock. Mr. Goldin subsequently provided Barton Hollow, LLC with an irrevocable proxy to vote the 500,000,000 shares terminable upon closing of the Merger Agreement, as hereinafter defined.

Subsequently, on July 6, 2016, the Issuer and Professional Cannabis, Inc. entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). Concomitant therewith, the stockholders of the Issuer elected Dan Goldin, the President of Professional Cannabis, Inc., Chief Executive Officer President and Director of the Issuer, who, along with Barton Hollow, ratified and approved the Merger Agreement and Merger. The sole shareholder of Professional Cannabis, Inc., purchased the 48k note personally for 30,000. The note was being held by Barton Hollow, LLC for services rendered on behalf of Jetblack Corp. Daniel A. Goldin is still waiting on arrival of the note.

The Issuer anticipated the Merger would close in the 4th quarter of 2016. The Merger is designed as a reverse subsidiary merger pursuant to Section 368(a)(2)(E) of the Internal Revenue Code. That is, upon closing, Professional Cannabis, Inc. will merge into a newly created subsidiary of the Issuer with the members of Professional Cannabis, Inc. receiving 48,000,000 shares of the common stock of the Issuer, as consideration therefor. Upon closing of the Merger, Jetblack Corp. will be the surviving corporation in its merger with the whollyowned subsidiary of the Issuer, therefore has become wholly owned operating subsidiary of the Issuer. As part of the merger agreement, a reverse stock split of 115 for 1 will occur as defined in Merger Agreement.

Professional Cannabis, Inc. held a revocable license (since transferred to JTBK) for the development, use, and the right to purchase software that is owned DG Ventures, Inc., an Oregon Corporation, whose President and CEO is Daniel Goldin. We are currently working on written formal agreements for the use of the revocable license, which includes the right for Jetblack Corp. to purchase the software from DG Ventures, Inc. in the future. Professional Cannabis, Inc. has the right to purchase the software for 8.65 million in cash along with 2.89% of gross revenues in perpetuity.

As of February 1, 2017 management has decided to NOT proceed with a stock split and NOT proceed with a merger. Professional Cannabis, Inc. has verbally assigned all assets and liabilities over to Jetblack Corporation.

Jetblack Corp. is currently in the last stages of the process to become a certified (TPV) Third Party Vendor with METRC. Although we are in the last stage, there is no guarantee we will receive the certification, or continue with the process of certification. We are still weighing the benefits it would add to our software.

Although there can be no guarantee, we are hopeful the software, MjXchange™, will be ready to launch in 2017. We are presently evaluating Oregon and California as states to soft launch our system. We are networking with growers, wholesalers, processors etc. to soft launch/beta test our digital marketplace.

These financial statements are the combined results of Professional Cannabis, Inc. and Jetblack Corp.

Note 2. Summary of Significant Accounting Policies

Revenue Recognition

We are currently pre-revenue, if revenue is generated in the future it is derived from contracts and/or subscriptions with our clients. Revenue is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight line basis over the contractual term of the period of the contract.

Income Taxes

The company has a net loss of ($35,587) for 2016. This loss has a 20 year carryover period. The company continually evaluates its tax positions, changes in tax laws, and new authoritative rulings for potential implications to its tax status. December 31, 2016 is open to IRS inquiries, first year of meaningful business. Advertising costs of $1,254 was expended and expensed.

Stock Based Compensation

When applicable, the Company will account for the stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”). Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity- Based Payments to Non-Employees.” Stock-based payments to non-employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns. The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution varies but does not exceed the federally-insured limit $250,000.

Depreciation

a)

Furniture, Equipment and Other Assets:

The Organization has a policy of capitalizing fixed assets in excess of $500. Depreciation of the fixed assets as reported has been computed by the declining balance method, following GAAP provisions, over the estimated useful lives as follows:

Property and Equipment	2016	Years
Furniture and Fixtures	2,809	7
Equipment	4,445	3
Total Property, Plant and Equipment	$ 7,245
Less Accumulated Depreciation	(1,321)
Net Property and Equipment	$ 5,924

Depreciation expensed for the year ended December 31, 2016 was $1,321.

Other Assets	2016	Years
Corporate Reinstatement	$ 8,702	15
Logo Design	530	15
Organizational Costs	418	15
Total Other Assets	$ 9,650
Less Accumulated Amortization	(329)
Net Other Assets	$ 9,321

Amortization expensed for the year ended December 31, 2016 was $329.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 3. Related Party Transactions

For the period ending December 31, 2016 the Chief Executive Officer and majority shareholder has provided working capital to the Company which totaled $49,789.24 This practice continues into 2017.

The sole shareholder of Professional Cannabis, Inc., Daniel Goldin, purchased the company for 30,000. The note was being held by Barton Hollow, LLC for services rendered on behalf of Jetblack Corp. Daniel A. Goldin is still waiting for the note to be transferred to him.

In March 16 of 2017 the company issued 48,000,000 shares to the CEO, Daniel A. Goldin. The 48,000,000 shares were issued for a 65,000k loan to the business by Mr. Goldin, $49,789 at 12/31/16 and $15,211 in the first quarter of 2017. This also included, a revocable software license MjXchange™, and salary. This brings total outstanding share count to 615,422,000, with our CEO owning 548,000,000 shares common stock.

Description Effective and Stated	Balance Sheet	Statement of Operation/ Operating Expenses
Notes Payable - Interest 8%	2016	NA
Loan from Shareholder -Effective and Stated Interest 8% Weighted Interest 5%	2016	NA
Accrued Expense/Interest Expense	2016	2016

Note 4. Stockholders’ Equity

Common Stock

The holders of the Company’s common stock are entitled to one vote per share of common stock held.

As of December 31, 2016 the Company had 567,422,000 shares issued and outstanding.

Note 5. Office Lease

The Company currently has a 2 year lease for office space at $1,022 monthly. Rent expense for December 31, 2016 was $9,227.

Note 6. Net Income (Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Jetblack Corporation for the year ending December 31, 2016.

January - December 31, 2016

Net Income (Loss)	(35,587)
Weighted-average common stock basic	317,387,000
Equivalents
Stock Options
Warrants
Convertible
Notes
Weighted-average common shares outstanding	317,387,000
Diluted Loss	0.000112

Note 7. Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2016.

Note. 8 Recent Accounting Pronouncements

The Company continually assess any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company evaluates the situation to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 9. Subsequent Events

On March 16, 2017, the company issued 48,000,000 shares of common stock to Daniel A. Goldin, Company CEO, for $65,000 in working capital/loans to Jetblack Corp, assignment of a revocable software license, and salary. Refer to Note 2.

Subsequent events were evaluated through March 31, 2017 which is the date the financial statements were available to be issued.

Note. 10

The consideration for 500,070,000 shares was unable to be completed by December 31, 2016. These details will be completed in early 2017.

SUPPLEMENTARY INFORMATION

JETBLACK CORPORATION

SCHEDULE OF OPERATING EXPENSES

DECEMBER 31, 2016

OPERATING EXPENSES:

Advertising	$1,254
Amortization Expense	329
Auto	47
Bank Charges	254
Depreciation Expense	1,321
Dues and Subscriptions	3,835
Insurance	1,821
Insurance - Liability	175
Interest Expense	3,100
Legal and Professional Fees	7,263
Meals and Entertainment	14
Office Expense	3,078
Other: General and Administrative	61
Rent or Lease	9,227
Repair and Maintenance	1,100
Security	693
Stationery and Printing	331
Travel	183
Utilities	1,751

TOTAL OPERATING EXPENSES	$35,837

EXHIBITS

The following exhibits are filed with this offering circular:

Exhibit No.	Description

2.1	Amended and Restated Articles of Incorporation
2.2	Restated Bylaws of Jetblack Corp.
6.1	Revolving Demand Note with Daniel Goldin (as successor-in-interest to Securities Compliance Group, Ltd.) dated July 15, 2016
6.2	License Agreement with Urban Office Place dated April 6, 2018
6.3	License Agreement with DG Ventures, Inc. dated April 27, 2018
6.4	Service Agreement with Magnis, Limited Liability Company dated March 1, 2018
6.5	Agreement with Pikeminnow Funding LLC dated July 26, 2018
8.1	Form of Escrow Agreement with Prime Trust, LLC
12.1	Consent of Waller Lansden Dortch & Davis, LLP*

* To be filed by amendment

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nevada, on August 20, 2018.

JETBLACK CORP.

August 20, 2018	By: /s/ Daniel A. Goldin
Daniel A. Goldin
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this offering statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Daniel A. Goldin Daniel A. Goldin	Chief Executive Officer and Director, Principal Executive, Financial and Accounting Officer	August 20, 2018